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             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 13, 1999, relating to the financial statements and financial highlights of Chase Vista Short-Term Bond Fund which appear in the October 31, 1999 Annual Report to Shareholders of Chase Vista Fixed Income Funds, and of our report dated December 13, 1999, relating to the financial statements and financial highlights of Chase Vista Select Short-Term Bond Fund which appear in the October 31, 1999 Annual Report to Shareholders of Chase Vista Select Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Certain Arrangements with Service Providers", "Financial Statements and Experts", "Representations and Warranties of the Acquiring Trust", "Representations and Warranties of the Transferor Trust" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 25, 2000